Exhibit 10.22

GENERAL RELEASE

I, Cathinka Wahlstrom, in consideration of and subject to the performance by Alight Solutions LLC (together with its subsidiaries and affiliates, the “Company”), of its obligations under the Employment Agreement dated as of January 4, 2021 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.
My employment or service with the Company and its affiliates has been terminated, effective as of January 31, 2023 (the “Effective Date”), and I hereby resign from any position as an officer, member of the board of managers or directors (as applicable) or fiduciary of the Company or its affiliates (or reaffirm any such resignation that may have already occurred). I understand that any payments or benefits paid or granted to me under Section 7(d) of the Agreement, and as reflected on Exhibit A attached hereto and incorporated herein by reference, represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 7(d) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. I understand and agree that such payments and benefits are subject to Sections 7, 8, and 9 of the Agreement, which (as noted below) expressly survive my termination of employment and the execution of this General Release. Such payments and benefits are accurately set forth on Exhibit A attached hereto and will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.
2.
Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, (i) from the beginning of time through the date upon which I execute this General Release; (ii) arising out of, or relating to, my employment with any Released Parties; (iii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to me or in which I may participate, including, but not limited to, any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; or (iv) arising out of or connected with my employment with, or my separation or termination from, the Company, including, but not limited to, any allegation, claim or violation, arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).
3.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.
4.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5.
I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Amounts or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.
6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.
7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.
I agree that if I violate this General Release by suing the Company or the other Released Parties I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
9.
Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.
10.
I hereby acknowledge that Sections 7(d) and (e), 8, 9, and 12 through 20 of the Agreement shall survive my execution of this General Release.
11.
I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
12.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.
13.
Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

14.
I HAVE READ IT CAREFULLY;
15.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
16.
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
17.
I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
18.
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
19.
I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
20.
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
21.
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: /s/ Cathinka Wahlstrom DATED: 2/1/2023 _____

Cathinka Wahlstrom

Signature Page to General Release

Exhibit A - Summary of Separation Payments

Severance Payments. Subject to Section 7(d) of the Agreement (including the Executive’s timely execution and non-revocation of the General Release and continued compliance with Sections 8 and 9 of the Agreement), the Executive will be eligible to receive the following payments and benefits in connection with the Executive’s separation from employment:

•
$2,700,000, which amount represents two times the sum of (a) the Executive’s Base Salary and (b) the Executive’s average Annual Bonus over the two most recent full completed fiscal years (2021 and 2022), payable in substantially equal installments in accordance with the Company’s normal payroll policies for a period of 24 months commencing on the first payroll date following the date on which the General Release is executed and no longer subject to revocation (or such later date as may be required under the Agreement for purposes of compliance with Section 409A);
•
an amount equal to the pro-rata portion of the Executive’s Annual Bonus for fiscal year 2023, based on actual results for the year and pro-rated for one month of full employment during fiscal year 2023, payable no later than March 15, 2024;
•
continued participation in the Company’s group health plan that covers the Executive (and the Executive’s eligible dependents) at the same level and cost to the Executive as if the Executive were an employee of the Company for a period of 12 months following the Termination Date (or, if earlier, until the Executive obtains other employment that offers group health benefits); and
•
access to Company provided outplacement services at a level commensurate with the Executive’s position in accordance with the Company’s practices for a period of 12 months following the Termination Date.

Other Compensation. In addition to the foregoing, subject to the Executive’s timely execution and non-revocation of the General Release and continued compliance with any existing non-competition, non-solicitation, confidentiality, non-disparagement or other similar restrictive covenant agreements between the Executive and the Company (or any of its affiliates), the Executive will be eligible to receive the following:

•
a lump-sum cash payment equal to $700,000, which amount represents the Annual Bonus that the Company estimates the Executive would have been eligible to receive for fiscal year 2022 if the Executive had remained employed through the payment date, payable no later than March 15, 2023;
•
reimbursement for Executive’s expenses associated with the Executive Health Program (Initial Visit), following presentation of reasonable substantiation and documentation of such expenses, which will be paid within thirty (30) days following presentment of same; and
•
reimbursement for all legal fees in an amount not to exceed $10,000 incurred by the Executive in connection with the negotiation and drafting of this Agreement and the related agreements, following presentation of reasonable substantiation and documentation of such fees, which will be paid within thirty (30) days following the Effective Date.

Treatment of Outstanding Equity Awards. The Executive’s equity awards in Alight, Inc. that are outstanding as of the Termination Date will be treated in accordance with the terms of the applicable plans, documents and agreements governing such awards (unless otherwise modified pursuant to written agreement between the Executive and the Company (or its applicable affiliate)).

Exhibit A to General Release